UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): May 27, 2015


                          SYNERGY RESOURCES CORPORATION
                  ---------------------------------------------
             (Exact name of Registrant as specified in its charter)


          Colorado                       001-35245               20-2835920
   ------------------------          -----------------       -----------------
 (State or other jurisdiction      (Commission File No.)    (IRS Employer
of incorporation)                                            Identification No.)

                                20203 Highway 60
                           Platteville, Colorado 80651
                  -------------------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (970) 737-1073

                                       N/A
                   -----------------------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

     On May 27, 2015, Synergy Resources Corporation (the "Company") entered into an employment agreement with Lynn A. Peterson, the Company's newly hired President. The agreement has a term of five years, but is terminable by either the Company or Mr. Peterson at any time, with or without notice. Mr. Peterson is entitled to receive annual base compensation of $600,000, a signing bonus of $250,000, an award of 250,000 shares of restricted stock, which shall vest in five equal annual installments beginning on the grant date, and an option to acquire 1,750,000 shares of common stock, which shall vest in five equal annual installments beginning on the grant date. Mr. Peterson is also eligible for periodic performance bonuses as may be awarded in the sole discretion of the Compensation Committee of the Company's Board of Directors (the "Board").

     Upon (a) a termination without cause (as defined in the agreement) or (b) a constructive termination (as defined in the agreement), and provided that he executes a release, Mr. Peterson is entitled to receive a severance payment of two years of base salary and his most recent bonus and all unvested incentive awards shall automatically vest as of the termination date. Upon a termination for any reason, other than the Company for cause, in connection with or within 12 months of a change of control (as defined in the agreement), Mr. Peterson is entitled to receive a severance payment of three years of base salary and his most recent bonus and, regardless of whether there is a termination, upon the occurrence of the change of control, all unvested incentive awards shall automatically vest as of the termination date. Upon a voluntary termination without good reason, termination for cause, death or disability, or in connection with a change of control separation, Mr. Peterson would not be entitled to receive benefits from the Company, except that in the case of Mr. Peterson's death or disability, all unvested incentive awards shall automatically vest as of the termination date.

     The agreement prohibits Mr. Peterson from competing with the Company during his employment and for a period of twelve months thereafter. Mr. Peterson is also subject to confidentiality obligations.

     The foregoing description is qualified in its entirety by reference to the full text of the employment agreement which is filed with this Current Report on Form 8-K as Exhibit 10.34.

     Mr. Peterson, age 62, was a co-founder of Kodiak Oil & Gas Corp. ("Kodiak") and served Kodiak as a director (2001-2014), President and Chief Executive Officer (2002-2014), and Chairman of the Board (2011-2014). Whiting Petroleum Corporation acquired Kodiak on December 8, 2014 and Mr. Peterson has served as a director of Whiting Petroleum since that time. Mr. Peterson has over 30 years of industry experience. Mr. Peterson was an independent oilman from 1986 to 2001 and served as Treasurer of Deca Energy from 1981 to 1986. He graduated from the University of Northern Colorado with a Bachelor of Science in Accounting.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

     See Item 1.01 of this report.

Item 8.01   Other Events.

     On May 28, 2015, the Company issued a press release announcing the appointment of Mr. Peterson. A copy of the press release is filed herewith as
Exhibit 99.

Item 9.01   Financial Statements and Exhibits.

Exhibit
Number     Description of Document
------     -----------------------

10.34 Employment Agreement between the Company and Lynn A. Peterson dated May 27, 2015

99         Press release dated May 28, 2015.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    SYNERGY RESOURCES CORPORATION


Dated:  June 1, 2015                By: /s/ Frank L. Jennings
                                        --------------------------
                                        Frank L. Jennings
                                        Chief Financial Officer